Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT DATED

MARCH 30, 2011 BETWEEN MTR GAMING GROUP, INC.,

AND JOSEPH BILLHIMER

WHEREAS, Mountaineer Park, Inc. (the “Company”), a wholly owned subsidiary of MTR Gaming Group, Inc. (“MTR”),  MTR and Joseph Billhimer (the “Executive”) (collectively the “Parties”), entered into an Employment Agreement (the “Agreement”) on or about March 30, 2011 securing the employment of Executive as President and General Manager of the Company and MTR’s Senior Vice President for Operations and Development;

WHEREAS, the Parties, in exchange for the consideration detailed below, the sufficiency of which is acknowledged, the Parties mutually desire to amend the Agreement as follows:

Section 1, EMPLOYER:	Employer will now be the parent Company, MTR Gaming Group, Inc.; and

Section 4, DUTIES:	Executive is being promoted/appointed to the position of Chief Operating Officer and Executive Vice President; and

Section 5, COMPENSATION & BENEFITS:	(a) Executive’s base salary is being raised to $340,000.00; and
(b) Executive’s Annual Incentive Bonus Target is being raised from forty percent (40%) to fifty percent (50%)

WHEREAS, the Parties agree that other than the specific sections described above, all other Terms of the Agreement remain in force and are specifically incorporated by reference herein.

WHEREFORE, the Parties hereby affix their signature below, intending to be legally bound and specifically agreeing to the terms of this First Amendment this 2nd Day of December 2011.

/s/ Joseph Billhimer	/s/ Jeffrey J. Dahl
JOSEPH BILLHIMER	JEFFREY J. DAHL
AS, PRESIDENT AND C.E.O. OF MTR GAMING GROUP, INC.

Dated: 2 December, 2011	Dated: 2 December, 2011